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                                                                   EXHIBIT 99.11

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Post-Effective Amendment No. 7 to the Registration Statement of AIG All Ages Funds, Inc. on Form N-1A (File No. 33-91174) (the "Registration Statement") of our reports dated January 2, 1997 on our audits of the financial statements and financial highlights of AIG Children's World Fund-2005, AIG Retiree Fund-2003, and First Global Equity Portfolio, and we consent to the incorporation by reference in the Registration Statement of our report dated February 23, 1996 on our audit of the financial statements of American International Group, Inc. which is included in the Annual Report on Form 10-K of American International Group, Inc. for the year ended December 31, 1995. We also consent to the reference to our Firm under the heading "Other Information--Accountants" and "Financial Information" in the Statement of Additional Information which is part of the Registration Statement.


                                             COOPERS & LYBRAND L.L.P.


New York, New York
January 10, 1997